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                        [SHEARMAN & STERLING LETTERHEAD]






                                                                    June 7, 2002


Quest Diagnostics Incorporated
One Malcolm Avenue
Teterboro, New Jersey  07608

           RE: Registration Statement on Form S-4, as amended, relating to Quest Diagnostics Incorporated Common
                Stock (the "Registration Statement") (File No.
                333-88330)

Ladies and Gentlemen:


         We hereby consent to the filing of our form of opinion letter as an exhibit to the Registration Statement and to the reference to Shearman & Sterling in the prospectus constituting a part of the Registration Statement under the captions "The Offer -- Federal Income Tax Consequences" and "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                                Very truly yours,

                                                /s/  Shearman & Sterling


                                               Shearman & Sterling